Aspen Aerogels Wins Judgments Against Dutch Reseller of Chinese Aerogel

German court issues injunction against Hiltex Techniche Weefsels b.v.

NORTHBOROUGH, Mass., January 23, 2018— Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced that the Mannheim Regional Court in Germany has issued a series of judgments and related injunctions against Hiltex Techniche Weefsels b.v. (“Hiltex”) prohibiting the resale of certain aerogel products originating from China.

The judgments are related to litigation involving the resale by Hiltex of aerogel blankets, produced by Alison Hi-Tech Co. Ltd. (“Alison”), against which Aspen Aerogels asserted four European patents. Based on Hiltex’s procedural acknowledgment of Aspen Aerogels’ claims, the court issued judgments (German: “Anerkenntnisurteil”) that include an injunction ordering Hiltex to refrain from supplying the Chinese aerogel products in Germany and a determination that Hiltex is liable to Aspen Aerogels for damages. In connection with the acknowledgment, Aspen Aerogels and Hiltex reached a settlement in which Hiltex has agreed not to resell infringing aerogel blankets in any European country where the patents are maintained. Aspen Aerogels has also sued Alison and Nano Tech Co., Ltd. (“Nano”) in the Mannheim Regional court and the associated litigation remains ongoing.

“Our recent wins both in Germany and in the initial determination at the International Trade Commission serve to validate the strength of the patent portfolio protecting our aerogel technology platform. From the outset, we have maintained our firm belief that the sale, resale or use of Chinese aerogel products infringe our patents,” said Don Young, President and CEO of Aspen Aerogels.

“Our core strategy is to invest in the research, development, commercialization and protection of our aerogel technology platform worldwide. We remain firmly committed to defending our intellectual property and will continue to aggressively assert our rights against any company that infringes our patented technology,” concluded Mr. Young.

About Aspen Aerogels, Inc.
Aspen Aerogels is an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in the energy infrastructure and building materials markets where thermal energy efficiency is at a premium and Aspen’s products offer unique value. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Media Contact
John F. Fairbanks
Chief Financial Officer
+1 508-691-1150
jfairbanks@aerogel.com

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